UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2021
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Executive Employment Agreements
On October 1, 2021, Markel Corporation (the Company) entered amended and restated employment agreements with:
•Thomas S. Gayner and Richard R. Whitt, III, Co-Chief Executive Officers,
•Robert C. Cox, President and Chief Operating Officer, Insurance Operations,
•Bradley J. Kiscaden, President and Chief Administrative Officer, Insurance Operations,
•Jeremy A. Noble, Senior Vice President and Chief Financial Officer, and
•Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary.
Each agreement has an initial term beginning October 1, 2021 and ending December 31, 2024, and will automatically renew for additional one-year periods unless the Company or the executive gives 90 days' notice of non-renewal.
Other than the initial term, each agreement has the same terms and conditions as the prior agreement for each executive, except that the severance benefits for Mr. Noble, as described below, were increased from twelve months/one year to twenty-four months/two years.
Under the agreements, each executive will:
•Receive an annual base salary, subject to annual review;
•Be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee of the Company’s Board of Directors, having a target value equal to a specified percentage of base salary;
•Be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target grant date value equal to a specified percentage of base salary; and
•Be entitled to participate in the employee benefit plans and programs, including annual paid time off, generally available to other similarly situated senior executives of the Company.
Each executive’s annual base salary and target amounts for annual cash incentive bonuses and annual equity incentive awards remain substantially the same as previously disclosed in the Company’s Proxy Statement for its Annual Meeting of Shareholders held May 10, 2021, which was filed with the Securities and Exchange Commission on March 23, 2021.
The employment agreements require each executive to preserve the confidentiality of the Company's confidential information, and, during the term of the agreement and for twelve months following the termination of employment, subject the executive to non-competition and non-solicitation restrictions.
The agreements also provide that:
•Upon the executive’s death or disability, the Company will continue to pay the executive’s base salary for twelve months, and all outstanding granted equity awards will become fully vested, with performance equity awards vesting at the target level;
•If the executive’s employment is terminated by the Company for cause, then the Company's obligations under the agreement will terminate;
•If the executive resigns or voluntarily leaves, except under the circumstances described below, the Company's obligations under the agreement will terminate, subject to the terms of any applicable restricted stock unit or other equity award agreement; and
•If the executive’s employment is terminated by the Company without cause, the executive voluntarily resigns with good reason following a change in control, or the executive otherwise voluntarily resigns by virtue of a material breach by the Company, then, provided the executive complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay the executive’s base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company's group health plan for twenty-four months for Messrs. Gayner, Whitt, Cox, Kiscaden and Noble, and for twelve months for Mr. Grinnan, (ii) the executive will be entitled to a lump sum payment equal to the amount of the executive’s target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date for Messrs. Gayner, Whitt, Cox, Kiscaden and Noble, and following the first anniversary of the termination date for Mr. Grinnan, and (iii) all outstanding granted equity awards held by the executive will become fully vested as of the termination date, with performance equity awards vesting at the target level.
The Compensation Committee of the Company’s Board of Directors approved the new executive employment agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

October 1, 2021	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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